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EXHIBIT 99.1


                  AMENDMENT #2 TO EMPLOYMENT AGREEMENT BETWEEN
              INTEGRATED HEALTHCARE HOLDINGS, INC. AND STEVE BLAKE


According to the Employment Agreement between Integrated Healthcare Holdings, Inc. ("Company") and Steve Blake ("Executive"), Executive's term of employment with the Company ends on March 20, 2008. Executive and the Company agree to amend Executive's Employment Agreement, dated March 21, 2005 ("Agreement") as set forth below.

Effective today, April 3, 2008, Section 1 of the Agreement (Term of Employment) is amended to read:

"I. TERM OF EMPLOYMENT. The Company hereby employs Executive and Executive hereby accepts employment with the Company effective as of the Commencement Date. Executive's employment shall continue until and unless terminated in accordance with the provisions of Section 5 below."

All other provisions of the Agreement, including without limitation: Section 5, remain unchanged by this amendment and Executive's employment with Company shall continue under same teems and conditions of the Agreement except as amended above and by the Letter of Amendment to Employment Agreement dated February 14, 2007.



Dated:   4/3/08                          Integrated Healthcare Holdings, Inc.
                                         A Nevada Corporation

                                         By: /s/ Bruce Mogel
                                             -----------------------------------
                                             Bruce Mogel
                                             Chief Executive Officer & President


Dated:   4/3/08                          By: /s/ Steve Blake
                                             -----------------------------------
                                             Steve Blake, Executive